Exhibit 99.1

FOMO CORP. TO HOLD SHAREHOLDER CALL

Chicago, IL, March 9, 2021 – FOMO CORP. (https://www.fomoworldwide.com/ - US OTC: ETFM) announces that it will hold an investor call on Wednesday, March 10, 2021 at 4:00 pm CT which will include a brief management discussion followed by Q&As submitted in advance to IR@fomoworldwide.com. Investors should also view the Company’s recently released presentation at https://www.fomoworldwide.com/investor-relations.

Dial-in Instructions: To access the call, please dial: (203) 680-9095. The passcode is: 698013

The call will be moderated by Mr. Christopher Aguele, Wealth Manager for American Strategic Advisors, email: christopher.aguele@lpl.com

About FOMO CORP.

FOMO CORP. is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging companies aligned with a growth mandate. FOMO is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford targets access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that FOMO CORP. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to FOMO CORP.’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. FOMO’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price.

Contact:

Wayman Baker, PhD

EVP Corporate Development and Investor Relations

FOMO CORP.

IR@fomoworldwide.com